SCHEDULE 14A INFORMATION
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                                (Amendment No. )

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                              MedCath Incorporated
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
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     0-11(a)(2) and identify the filling for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                              MEDCATH INCORPORATED
                          7621 Little Avenue, Suite 106
                         Charlotte, North Carolina 28226



                                                                January 10, 1997


TO OUR SHAREHOLDERS:

         You are cordially invited to attend the Annual Meeting of Shareholders of MedCath Incorporated to be held at 9:00 a.m. on Wednesday, February 19, 1997 at Raintree Country Club, 8600 Raintree Lane, Charlotte, North Carolina. The Board of Directors looks forward to personally greeting those who are able to attend.

         The Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follows this letter. It is important that your shares be represented at the meeting, whether or not you plan to attend. Accordingly, please take a moment now to sign, date and mail the enclosed proxy in the envelope provided.

         Following completion of the formal portion of the Annual Meeting, management will comment on the Company's affairs. A question and answer period will follow. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Stephen R. Puckett

Stephen R. Puckett
Chairman of the Board of Directors,
President and Chief Executive Officer

                              MEDCATH INCORPORATED
                          7621 LITTLE AVENUE, SUITE 106
                         CHARLOTTE, NORTH CAROLINA 28226




     ---------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 19, 1997
      ---------------------------------------------------------------------


TO THE SHAREHOLDERS OF MEDCATH INCORPORATED:

         The Annual Meeting of Shareholders of MedCath Incorporated will be held at Raintree Country Club, 8600 Raintree Lane, Charlotte, North Carolina on Wednesday, February 19, 1997 at 9:00 a.m., Eastern Standard Time, for the following purposes:

                  1. To elect six directors for a one year term and, in each case, until their successors are elected and qualified;

                  2. To approve an increase in the number of shares reserved for issuance under the Company's Omnibus Stock Plan.

                  3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997; and

                  4. To transact such other business as may properly come before the meeting or any reconvened session thereof.

                  The Board of Directors has fixed the close of business on December 20, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

         YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU HOLD ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT, YOU ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE THAT IS PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND THE GIVING OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

         This notice is given pursuant to direction of the Board of Directors.




                                                              Richard J. Post
                                                              Secretary



Charlotte, North Carolina
January 10, 1997

                              MEDCATH INCORPORATED
                          7621 LITTLE AVENUE, SUITE 106
                         CHARLOTTE, NORTH CAROLINA 28226


                                 PROXY STATEMENT

                                       FOR

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 19, 1997


         The accompanying proxy is solicited by the Board of Directors of MedCath Incorporated (the "Company"), for use at the Annual Meeting of
Shareholders to be held at 9:00 a.m. on Wednesday, February 19, 1997, at Raintree Country Club, 8600 Raintree Lane, Charlotte, North Carolina and at any reconvened session thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting. If a choice has been specified by the shareholder as to any matter referred to on the proxy the shares will be voted accordingly. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the six nominees named herein and in favor of each of the other proposals. A shareholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or by notice to the Secretary at the meeting. At the meeting, votes will be counted by written ballot.

         At the Annual Meeting shareholders will be asked to:

                  1. Elect six directors for a one year term and, in each case, until their successors are elected and qualified;

                  2. Approve an increase in the number of shares of Common Stock reserved for issuance under the Company's Omnibus Stock Plan.

                  3. Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1997; and

                  4. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The representation in person or by proxy of a majority of the votes entitled to be cast is necessary to provide a quorum at the Annual Meeting. Provided a quorum is present, directors are elected by a plurality of the votes cast. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes and shares not voted are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Approval of an increase in the number of shares of Common Stock reserved for issuance under the Company's Omnibus Stock Plan, ratification of the appointment of the Company's independent auditors and the approval of any other business which properly comes before the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of Common Stock voted. Abstentions and shares not voted are not treated as votes cast and, therefore, will have no effect on the vote for any such proposal.

         Only shareholders of record as of the close of business on December 20, 1996, will be entitled to vote at the Annual Meeting. The approximate date on which this proxy statement and form of proxy were first sent or given to shareholders is January 10, 1997.

                          OUTSTANDING VOTING SECURITIES

         The Board of Directors has set the close of business on December 20, 1996 as the record date for determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of December 20, 1996, the Company had outstanding 11,146,749 shares of its Common Stock, $.01 par value per share (the "Common Stock"). Each of such shares is entitled to one vote per share with respect to all matters to be acted upon at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of December 20, 1996 by: (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group.

                    Name                                            Amount and Nature of      Percentage of
                                                                   Beneficial Ownership(1)       Common
                                                                                                  Stock

Stephen R. Puckett(2).........................................           1,210,178                10.8%

Patrick J. Welsh(3)...........................................             966,177                 8.7

Andrew M. Paul(3).............................................             903,267                 8.1

Welsh, Carson, Anderson & Stowe, V, L.P.(4)...................             884,829                 7.9

Crown Advisors, Ltd.(5).......................................             673,200                 6.0

Charles W. (Todd) Johnson (6).................................             281,989                 2.5

David Crane(7)................................................             195,441                 1.7

David A. Ward.................................................              79,187                   *

John B. McKinnon(8)...........................................              60,666                   *

Daniel L. Belongia(9).........................................              37,355                   *

W. Jack Duncan(8).............................................               3,020                   *

All Executive Officers and Directors as
  a Group (12 persons)(10)....................................           2,865,709                25.3

*Less than 1%

         (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

         (2) The address of Mr. Puckett is 7621 Little Avenue, Suite 106, Charlotte, North Carolina 28226. Includes 1,055,650 shares held by two limited partnerships of which Mr. Puckett is the sole general partner and 34,528 shares issuable upon exercise of options that are exercisable within 60 days of December 20, 1996.

         (3) Includes 884,829 shares of Common Stock held by Welsh, Carson, Anderson & Stowe, V, L.P. ("WCAS"). Each of Messrs. Welsh and Paul is a general partner of the sole general partner of WCAS. The address of Messrs. Welsh and Paul is One World Financial Center, Suite 3601, New York, New York 10280.

                                   -2-

         (4) The address of WCAS is One World Financial Center, Suite 3601, New York, New York 10280. Messrs. Welsh and Paul each serve as a general partner of the sole general partner of WCAS.

         (5) The address of Crown Advisors Ltd. is 60 East 42nd Street, New York, New York 10165. The amount shown is based upon information provided to the Company by Crown Advisors Ltd. Includes 438,500 shares held by certain investment partnerships for which Crown Advisors Ltd. serves as investment advisor, and as to which Crown Advisors Ltd. has shared voting and investment power, 202,300 shares held by a co-advisor to such partnerships and 32,400 shares held by an affiliate of Crown Advisors Ltd.

         (6) Includes 5,119 shares issuable upon exercise of options that are exercisable within 60 days of December 20, 1996.

         (7) Includes 93,324 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of December 20, 1996.

         (8) Includes 666 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of December 20, 1996.

         (9) Includes 28,117 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of December 20, 1996.

         (10) Includes 175,228 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of December 20, 1996.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board of Directors consists of six directors. Directors are elected annually and serve until the next Annual Meeting of Shareholders and their successors are elected and qualified. Six directors are to be elected at this Annual Meeting for one year terms ending in 1998 and, in each case, until their successors are elected and qualified. Each of the nominees is a current member of the Board of Directors.

         The following table provides certain information with respect to the Company's nominees for directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.


Nominee                          Position with the Company                     Age           Director Since

Stephen R. Puckett               Chairman of the Board of Directors,            44                1988
                                 President and Chief Executive Officer

David Crane                      Executive Vice President and Chief             40                1989
                                 Operating Officer and Director

Patrick J. Welsh                 Director                                       53                1991

Andrew M. Paul                   Director                                       40                1991

W. Jack Duncan                   Director                                       54                1994

John B. McKinnon                 Director                                       61                1996

         STEPHEN R. PUCKETT was a founder of the Company in 1988 and has served as Chairman of the Board of Directors and President of the Company since that time. From 1984 to 1989, Mr. Puckett served as Executive Vice President and
Chief Operating Officer of Charlotte Mecklenburg Hospital Authority (the "Authority"), a 1,677-bed multi-hospital system, and from 1981 to 1983, he served as Senior Vice President of the Authority. Carolinas Medical Center, an 853-bed hospital and the largest facility in the Authority's system, operates one of the largest heart programs in the Southeast. While he was associated with the Authority, Mr. Puckett was active in managing many of the additions to the Carolinas Medical Center, including an 80,000 square foot heart institute with four surgical suites and several cardiac diagnostic and therapeutic laboratories. From 1976 to 1981, Mr. Puckett worked for the University of Alabama hospital and served in a variety of management positions with increasing responsibilities for hospital operations. Mr. Puckett serves as a director of Cardiovascular Diagnostics, Inc. Mr. Puckett received a B.A. and an M.S. in Health Management from the University of Alabama.

         DAVID CRANE has served as a director and Chief Operating Officer of the Company since 1989. From 1985 to 1989, Mr. Crane was employed by MediVision, Inc., an owner/manager of ophthalmic outpatient surgery centers and private ophthalmic surgical practices, and he served as Chief Operating Officer of MediVision from 1987 to 1989. While he was associated with MediVision, Mr. Crane managed the construction of several ophthalmic outpatient surgical centers. From 1982 to 1985, he was a business and health care consultant with Bain & Company, a consulting firm. Mr. Crane received a B.A. from Yale University and an M.B.A. from Harvard Business School.

         PATRICK J. WELSH, a director of the Company since 1991, has been a general partner of the sole general partner of WCAS since its formation. Mr. Welsh has been a general partner of the sole general partner of associated limited partnerships since 1979. Prior to 1979, Mr. Welsh was President and a director of Citicorp Venture Capital, Ltd., an affiliate of Citicorp engaged in venture capital investing. Mr. Welsh serves as a director of Syntellect, Inc., Pharmaceutical Marketing Services Inc. and several privately-held companies.

         ANDREW M. PAUL has been a director of the Company since 1991. He joined Welsh, Carson, Anderson & Stowein 1984, where he currently serves as a general partner of the sole general partner of WCAS. From 1983 to 1984, he was an associate in Hambrecht & Quist's venture capital group. From 1978 to 1981, he was a systems engineer and then a marketing representative for IBM. Mr. Paul received a B.A. from Cornell University and an M.B.A. from Harvard Business School. Mr. Paul serves as a director of Lincare, Inc., Emcare Holdings, Inc., American Oncology Resources, Inc., National Surgery Centers, Inc., Housecall Medical Resources, Inc. and several privately-held companies.

         W. JACK DUNCAN has served as a director of the Company since September 1994. Since 1987, he has been a Professor and University Scholar in Management in the Graduate School of Management and Professor of Health Care Organization and Policy and a Senior Scholar in the Lister Hill Center for Health Policy in the School of Public Health at the University of Alabama at Birmingham. He is the author of 14 books on management and over 100 articles and published papers in management journals. Dr. Duncan received a B.S. in Economics from Howard College and an M.B.A. and a Ph.D. from Louisiana State University.

         JOHN B. MCKINNON has been a director of the Company since February 1996. From 1989 until his retirement in 1995, he served as the Dean of the Babcock Graduate School of Management at Wake Forest University. From 1986 to 1988 he served as President of Sara Lee Corporation. Mr. McKinnon also serves as a director of Premark International, Morrison's Health Care, Inc., Ruby Tuesday, Inc., Integon Corporation and two privately-held companies. He received an A.B. from Duke University and an M.B.A. from Harvard Business School.

         During the fiscal year ended September 30, 1996, the Board of Directors of the Company held five meetings. During that period, the Audit Committee of the Board held two meetings and the Compensation Committee of the Board held five meetings. During their period of service in the fiscal year ended September 30, 1996, no director attended fewer than 75% of the total number of meetings
(i) of the Board of Directors and (ii) of all the committees of the Board on which such director was serving.

         The members of the Audit Committee during the fiscal year ended September 30, 1996 were Messrs. Duncan, Welsh, Paul and McKinnon. The principal functions of the Audit Committee include: recommending to the Board, subject to shareholder approval, the retention of independent auditors; discussing and reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent auditors; reviewing non-audit services of the independent auditors; reviewing compliance with the accounting and financial policies of the Company; reviewing the adequacy of the financial organization of the Company; reviewing management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relative to accounting practices; and reviewing transactions with affiliated parties.

         The members of the Compensation Committee during the fiscal year ended September 30, 1996 were Messrs. Duncan, Welsh, Paul and McKinnon. The principal functions of the Compensation Committee are to review and recommend annual salaries and bonuses for all corporate officers and management personnel, review and recommend to the Board of Directors modifications in employee benefit plans and administer the Company's Incentive Stock Option Plan and Omnibus Stock Plan.

         The Company does not presently have a Nominating Committee.

DIRECTORS' COMPENSATION

         With the exception of Messrs. Duncan and McKinnon, who each receives $1,000 for each Board or Committee meeting attended, directors do not receive any cash compensation from the Company for their service as members of the Board of Directors. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings. Upon his appointment to the Board, Dr. Duncan was granted an option to purchase 3,531 shares of Common Stock at an exercise price of $7.51 per share which became exercisable (and was exercised) as to 1,177 of the shares in September 1995 and 1,177 of the shares in September 1996 and is exercisable in a final installment of 1,177 shares in September 1997.

         Directors who are not employees of the Company (excluding Messrs. Welsh and Paul) are entitled to participate in the Company's 1994 Outside Directors' Stock Option Plan (the "Directors' Plan"). On the date of the annual meeting, the Company will grant an option under the Directors' Plan to purchase 2,000 shares of CommonStock to each of W. Jack Duncan and John B. McKinnon at an exercise price per share equal to the fair market value on such date. See "Management-Executive Compensation--Benefit Plans--Outside Directors' Stock Option Plan."


-----------------------------------------------------------------------------------------------
                                      MANAGEMENT
-----------------------------------------------------------------------------------------------
Executive Officers

         The executive officers of the Company and their respective ages and positions are as follows:

 Name                              Age       Position

 Stephen R. Puckett                 44       Chairman of the Board of Directors, President and
                                               Chief Executive Officer
 David Crane                        40       Executive Vice President and Chief
                                               Operating Officer
 Charles W. (Todd) Johnson          39       Vice President - Development
 Richard J. Post                    41       Chief Financial Officer, Secretary and Treasurer
 Daniel L. Belongia                 54       Vice President - Finance
 David A. Ward                      39       President - Practice Management Division
 R. William Moore, Jr.              47       President - Hospital Division
 Thomas K. Hearn III                36       President - Diagnostics Division


         CHARLES W. (TODD) JOHNSON has served as a Vice President of the Company since April 1995 when the Company acquired all of the outstanding shares of HealthTech Corporation. Mr. Johnson was the founder and President of HealthTech Corporation, a company whose principal business was the ownership and operation of mobile cardiac catheterization laboratories. Prior to founding HealthTech Corporation in July 1991, Mr. Johnson was a partner in Paragon Group, a national real estate development and investment company. Mr. Johnson received a B.A.
from the University of North Carolina and an M.B.A. from Wake Forest University.

         RICHARD J. POST joined MedCath in September 1996 as Chief Financial Officer, Secretary and Treasurer. From 1986 to 1996, Mr. Post was employed as an investment banker, assisting clients in the execution of a wide variety of public and private debt and equity financings and merger and acquisition transactions. He served as a Senior Vice President, Corporate Finance with Price Waterhouse LLP from 1994 to 1996. From 1992 to 1994, he was a Senior Manager in the Corporate Finance Department of Ernst & Young LLP and from 1988 to 1992, he was a Vice President in the Investment Banking Department of Bear, Stearns & Co. Inc. From 1986 to 1988, he was an Associate in the Corporate Finance Group at The First Boston Corporation. Mr. Post served as a Military Intelligence Officer in the United States Army from 1977 to 1986. He received a B.A. in English and Philosophy from the University of Notre Dame and an M.B.A. from Harvard Business School.

         DANIEL L. BELONGIA has served as Vice President - Finance of the Company since September 1996. From 1990 to September 1996 he served as Chief Financial Officer of the Company. From 1986 to 1989, he served as Executive Vice President of Biggers Brothers, a wholesale food distributor, and from 1976 to 1985 he served as Controller of Biggers Brothers. From 1970 to 1976, he was with Arthur Andersen & Co., serving as an Audit Manager from 1974 to 1976. Mr. Belongia is a certified public accountant and received a B.A. in Business Administration from the University of Wisconsin.

         DAVID A. WARD served as Vice President - Development of the Company from 1992 until November 1995, at which time he was appointed to his current position of President - Practice Management Division. From 1989 to 1992, Mr. Ward served as Vice President of Medical Care International, Inc., the nation's largest owner/operator of free-standing outpatient surgery centers. His responsibilities there included acquisitions and initiating and directing its managed care contracting effort. From 1984 until 1989, he served as Vice President of MediVision, Inc., with responsibility for acquisition, development and operation of ophthalmic surgery centers. In that capacity, Mr. Ward managed the construction of several ophthalmic outpatient surgical centers. He received an A.B. in Economics, an M.B.A. and a J.D. from Stanford University.

         R. WILLIAM MOORE, JR. has served as President - Hospital Division of the Company since November 1995. He joined the Company in April 1994 and from that date until he was appointed to his current position, he served as President of the Company's first specialty heart hospital, the McAllen Heart Hospital in McAllen, Texas. From 1989 until he joined the Company, Mr. Moore was
Administrator of University Hospital, a 130-bed hospital in the Charlotte Mecklenburg Hospital Authority multi-hospital system. Prior thereto, he held other top management positions for eight years in the Charlotte Mecklenburg Hospital Authority system and with Memorial Mission Hospital in Asheville, North Carolina. Mr. Moore received a B.A. from Ohio Northern University and an M.B.A. from Western Carolina University.

         THOMAS K. HEARN III, has served as President - Diagnostics Division since joining the Company in November 1995. From August 1993 until he joined the Company, Mr. Hearn served as President of Decision Support Systems, Inc., a health care software and consulting firm that he co-founded. Prior to co-founding that company, he was employed from 1987 to 1993 by the Charlotte Mecklenburg Hospital Authority where he served as Vice President of Administration and Administrator of the Authority's Carolinas Heart Institute, one of the busiest centers for the treatment of cardiovascular disease in the Southeast. From 1985 to 1987 Mr. Hearn developed managed care products for VHA. Mr. Hearn received a B.A. from the College of William and Mary, and the M.P.H. and M.B.A. degrees from the University of Alabama at Birmingham.

EXECUTIVE COMPENSATION

         The following table sets forth certain information for each of the last three fiscal years concerning the compensation of the Company's President and Chief Executive Officer and the Company's other four most highly compensated executive officers who were serving as executive officers at September 30, 1996 (the "Named Executive Officers").

                                       SUMMARY COMPENSATION TABLE
======================================================================================================

                                                                           Long-term
                                                                         Compensation
                                                                            Awards
                                                                           Number of
                                                                          Securities        All Other
                                                                          Underlying      Compensation
                                          Annual Compensation           Options (#)(1)       ($)(2)
=======================================================================================================
Name and Principal Position           Year   Salary ($)    Bonus ($)
---------------------------           ----   ----------    ---------

Stephen R. Puckett
  President and Chief Executive       1996     $192,344     $ 67,247           77,671          $2,461
  Officer ......................      1995      183,185      116,000          100,000           2,481
                                      1994      174,462       87,000              ---           2,050

David Crane
  Executive Vice President and        1996     $160,287     $ 56,039           51,276          $2,439
  Chief Operating Officer .....       1995      152,654       84,000           60,000           2,445
                                      1994      145,385       72,500              ---           1,690

Charles W. (Todd) Johnson (3)
  Vice President-Development....      1996    $ 155,925     $ 54,511           29,001          $3,086
                                      1995       65,058       47,000           20,000             400
                                      1994          ---          ---              ---             ---

David A. Ward
  President-Practice Management       1996     $141,400     $ 24,150           10,000          $2,428
  Division......................      1995      131,670       20,000              ---           2,434
                                      1994      125,400       62,700              ---           1,465

Daniel L. Belongia
  Vice President - Finance......      1996     $125,000     $ 43,701           32,500          $2,627
                                      1995      100,000       60,000           40,000           2,473
                                      1994       85,585       42,800            7,062             963


(1) The Company's executive compensation program consists of three principal components: base salary, discretionary cash bonuses and long-term incentive compensation in the form of stock options. Stock options granted in a particular fiscal year may in fact be based upon an evaluation by the Chief Executive Officer or the Compensation Committee of the Named Executive Officer's contributions to the Company's performance in the prior fiscal year. For example, options to purchase 52,143; 30,000; 8,306 and 25,000 shares were granted to Messrs. Puckett, Crane, Johnson and Belongia, respectively, in October 1995 based upon an evaluation of their respective contributions to the Company's performance in the prior fiscal year. See the table below providing information about stock options granted during the fiscal year ended September 30, 1996.

                                      -7-

(2) For fiscal 1996, consists of matching contributions to the Company's 401(k) Plan. For fiscal 1995, consists of (i) matching contributions to the Company's 401(k) Plan in the amounts of $2,421, $2,404, $376, $2,393 and $2,473, respectively, for each Named Executive Officer and
         (ii) life insurance premiums in the amounts of $60, $41, $24 and $41 paid on behalf of Messrs. Puckett, Crane, Johnson and Ward, respectively. For fiscal 1994, consists of (i) matching contributions to the Company's 401(k) Plan in the amounts of $1,963, $1,636, $0, $1,411 and $963, respectively and (ii) life insurance premiums paid on behalf of Messrs. Puckett, Crane and Ward in the amounts of $87, $54 and $54, respectively.

(3) Represents compensation earned for the period from April 24, 1995, the date Mr. Johnson became an executive officer of the Company.

STOCK OPTIONS GRANTED DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1996

         The following table provides certain information concerning grants of options to purchase shares of Common Stock made during the fiscal year ended September 30, 1996 to the Named Executive Officers. All grants were made under the Company's Omnibus Stock Plan.

                                                   OPTION GRANTS IN LAST FISCAL YEAR
===================================================================================================================

                                                  Individual Grants
                               ------------------------------------------------------
                                                 % of Total                            Potential Realizable Value
                                  Number of        Options                               at Assumed Annual Rates
                                 Securities      Granted to                            of Stock Price Appreciation
                                 Underlying       Employees    Exercise                     for Option Term(2)
                                   Options        in Fiscal      Price     Expiration
                                 Granted (#)      Year (1)      ($/sh)         Date
                                ------------     -----------   --------    ----------  ---------------------------

            Name                                                                           5% ($)       10% ($)
            ----                                                                           ------       -------
Stephen R. Puckett                 52,143 (3)           11.1%      $18.25     10/2/05     $598,462     $1,516,621
                                    4,255 (4)            0.9        19.11     9/30/06       36,502        106,295
                                   21,273 (5)            4.5        17.38     9/30/06      219,457        568,385


David Crane                        30,000 (3)           6.4%       $18.25     10/2/05     $344,320     $  872,574
                                   21,276 (6)            4.5        17.38     9/30/06      219,488        568,465


Charles W. (Todd) Johnson           8,306 (7)           1.8%       $18.25     10/2/05     $ 95,331     $  241,587
                                   20,695 (8)            4.4        17.38     9/30/06      213,494        552,942


David Ward                         10,000 (9)           2.1%       $17.38     9/30/06     $103,062     $  267,186


Daniel L. Belongia                 25,000 (3)           5.3%       $18.25     10/2/05     $286,933     $  727,145
                                   7,500 (10)            1.6        17.38     9/30/06       77,372        200,390


(1) In fiscal 1996, options to purchase an aggregate of 471,448 shares of Common Stock were granted to all employees.

(2) Represents potential net gain of the exercise price before income taxes associated with the exercise of the options. The 5% and 10% assumed annual rate of compounded stock price appreciation is mandated by the Securities and Exchange Commission (the "Commission") and does not represent the Company's estimate or projection of the future Common Stock price. For the options expiring on October 2, 2005, assumes a stock price per share of $29.73 for the 5% rate and of $47.34 for the 10% rate. For the options expiring on September 30, 2006, assumes a stock price per share of $27.69 for the 5% rate and of $44.09 for the 10% rate. The Common Stock price on October 2, 1995 (the date of grant for the options expiring October 2, 2005) was $18.25 and on September 30, 1996 (the date of grant for options expiring September 30, 2006) was $17.00.

                                      -8-

(3)      These   shares  of  Common  Stock  are   issuable   upon   exercise  of
         non-qualified incentive stock options that vest and become exercisable in 48 equal monthly installments commencing October 2, 1995.

(4) These shares of Common Stock are issuable upon exercise of qualified incentive stock options that vest and become exercisable equally over eight months beginning January 31, 2000.

(5)      These   shares  of  Common  Stock  are   issuable   upon   exercise  of
         non-qualified incentive stock options that vest and become exercisable equally over 40 months beginning September 30, 1996.

(6) These shares of Common Stock are issuable upon exercise of qualified and non-qualified incentive stock options that vest and become exercisable as follows: 1,773 and 15,957 nonqualified incentive stock options in equal monthly installments from September, 1996 through December, 1996, and January, 1997 through December, 1999, respectively, and 3,546 qualified incentive stock options equally over 8 months beginning January 31, 2000.

(7) These shares of Common Stock are issuable upon exercise of qualified and nonqualified incentive stock options that vest and become exercisable as follows: 938 and 417 nonqualified incentive stock options in equal monthly installments during the 1998 and 1999 calendar years, respectively, and 519, 2,077, 2,077, 1,139 and 1,139 qualified incentive stock options in equal monthly installments during the 1995, 1996, 1997, 1998 and 1999 calendar years, respectively.

(8) These shares of Common Stock are issuable upon exercise of qualified and nonqualified incentive stock options that vest and become exercisable as follows: 1,601, 10,348 and 2,299 nonqualified incentive stock options in equal monthly installments from January, 1997 through December, 1997, January, 1998 through December, 1999 and January, 2000 through August, 2000, respectively, and 1,724, 3,573 and 1,150 qualified incentive stock options in equal monthly installments from September, 1996 through December, 1996, January, 1997 through December, 1997 and January, 2000 through August, 2000, respectively.

(9) These shares of Common Stock are issuable upon exercise of qualified and nonqualified incentive stock options that vest and become exercisable as follows: 258 nonqualified incentive stock options in equal monthly installments from September, 1997 through December, 1997 and 575 and 9,167 qualified incentive stock options in equal monthly installments from September, 1997 through December, 1997 and January, 1998 through August, 2001, respectively.

(10) These shares of Common Stock are issuable upon exercise of qualified and nonqualified incentive stock options that vest and become exercisable as follows: 625 and 5,625 nonqualified incentive stock options in equal monthly installments from September, 1996 through December, 1996 and January, 1997 through December, 1999, respectively, and 1,250 qualified incentive stock options in equal monthly installments from January, 2000 through August, 2000.


OPTION EXERCISES AND YEAR-END VALUES FOR FISCAL YEAR ENDED SEPTEMBER 30, 1996

         The table provides certain information concerning shares acquired and value realized on exercise of options, the number of shares of Common Stock underlying unexercised options held by each of the Named Executive Officers and the value of such officers' unexercised options at September 30, 1996.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR-END OPTION VALUES
================================================================================================================

                                                        Number of Securities          Value of Unexercised
                                                       Underlying Unexercised        In-the-Money Options at
                                                     Options at Fiscal Year-End(#)    Fiscal Year-End($)(1)
                                                     -----------------------------   -------------------------

                           Shares
                          Acquired
                             on           Value
        Name            Exercise (#) Realized($)(2)   Exercisable  Unexercisable   Exercisable   Unexercisable
----------------------- ------------ --------------- ------------ -------------- --------------  --------------

Stephen R. Puckett              ---            ---        21,896        155,775     $   15,176         $316,704


David Crane                     ---             ---       87,906        129,294      1,062,362          617,897


Todd Johnson                    ---             ---        2,507         46,494        (2,654)           84,510

David Ward                   25,421        $405,719       25,423         35,422        342,194          338,430

Daniel L. Belongia            8,238         174,515       19,763         69,215        119,325          249,739



(1) The value of the unexercised in-the-money options is based on the difference between the closing sales price of the Common Stock on September 30, 1996 of $17.00 per share and the exercise price of the options.

(2) The value realized upon exercise of stock options is based on the difference between the fair market value of the shares of Common Stock underlying the options and the exercise price of the options at the date of exercise.

EMPLOYMENT AGREEMENTS

         Pursuant to employment agreements entered into in 1991, Mr. Puckett is entitled to a minimum annual salary of $159,000 and Mr. Crane is entitled to a minimum annual salary of $132,500, each with such salary increases and bonuses as the Board of Directors may approve from time to time. Pursuant to an employment agreement entered into in 1992, Mr. Ward is entitled to a minimum annual salary of $120,000, to be reviewed from time to time. Mr. Ward is also eligible to participate in the Company's bonus plan for any year if he is employed by the Company on December 31 of that year. Pursuant to an employment agreement entered into in 1995, Mr. Johnson is entitled to a minimum salary of $148,630, to be reviewed from time to time. The employment agreements for Messrs. Puckett and Crane each had an initial a term of three years and, without prior notice, the agreements renew automatically for consecutive one-year terms. In the event the employment of any of Messrs. Puckett, Crane, Ward or Johnson is terminated without cause, the Company is generally obligated to pay salary and benefits for a period of 12 months (for Messrs. Puckett and Crane), five months (for Mr. Ward) and six months (for Mr. Johnson). The employment agreements include provisions prohibiting the employee from competing with the Company, as defined in the agreements, for periods of 12 months (for Messrs. Puckett and Crane), 18 months (for Mr. Ward) and either 36 or 24 months (for Mr. Johnson), varying according to the activity, following termination of employment.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In fiscal 1996 the Compensation Committee of the Board of Directors was composed of Messrs. Welsh, Paul, Duncan and McKinnon, none of whom was an officer or employee of the Company during the fiscal year or at any time prior to the fiscal year.


                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

GENERAL

         The Company's executive compensation program is administered by the compensation committee of the Board of Directors (the "Committee"), the members of which are the four directors set forth at the end of this report who are neither employees nor officers of the Company. The goals of the Company's executive compensation program have been established with a view to ensuring the financial health of the Company, encouraging high levels of growth and maximizing shareholder wealth. The goals of the Company's executive compensation program are to pay competitively and to establish compensation levels that will enable the Company to attract, motivate, reward and retain qualified executives whose contributions are critical to the Company's long-term success. The program is also designed to focus and direct the energies and efforts of key executives toward achieving individual, Company, strategic business unit and revenue and profit objectives. To achieve these goals, the Company has established an executive compensation program consisting of three principal components: base salary, discretionary cash bonuses and long-term incentive compensation in the form of stock options. In addition, executive officers may elect to participate in the Company's tax-deferred savings plan and other benefit plans available to employees generally.

         To ensure that compensation is competitive, the Company reviews and compares its compensation program with national surveys which reflect pay ranges for executives of companies of comparable size and industry type. Although there is minimal overlap between the companies included in the foregoing surveys and the companies included in the industry index used in the Performance Graph on page 14 of this proxy statement, the Company believes that the survey companies accurately reflect the market in which the Company competes for executives' skills.

BASE SALARY

         Each of the Company's executive officers, including the Chief Executive Officer, receives a base salary that is generally adjusted annually to reflect changes in market conditions, the Company's performance and individual responsibilities. The base salaries for the Company's executive officers are targeted to be at the level necessary to attract and retain qualified executive talent. Base salaries generally range from 70% to 90% of salaries of similar positions at the companies included in the surveys relied upon by the Company to ensure that its executive compensation program is competitive. In addition to comparisons with these surveys, an individual's base salary is determined based upon a combination of a subjective review of his performance by the Chief Executive Officer and the attainment of business and financial objectives, with no specified weight being given to any of these factors. Fiscal 1996 base salary levels were established by the Committee based upon the above criteria. The Committee is reviewing additional survey data regarding base compensation for executives of companies of comparable size and industry type and, upon further analysis of the data, may recommend changes in the base salaries of all or some of the Company's executive officers.

BONUS AWARDS

         To reward superior performance and contributions made by key executives, the Company awards discretionary bonuses annually based on overall Company, division and individual performance. For fiscal 1996, the Company's executive officers (other than the Chief Executive Officer) received discretionary bonuses which ranged from 10% to 37% of base salary. These bonuses were awarded by the Company based on the subjective recommendations of the Chief Executive Officer to the Committee.

         The aggregate amount of the cash incentive award for each executive officer is determined annually as a percentage of aggregate annual base salaries of the Company's executive officers. The percentage, which is expected to vary from year to year, is based upon a combination of the following factors: (i) the level of achievement of a targeted earnings per share amount established in advance by the Board of Directors in consultation with the Chief Executive Officer, (ii) the development or acquisition by the Company during the year of one or more facilities (other than a heart hospital) that is expected to contribute in excess of $1,000,000 annually in pre-tax net earnings and (iii) the development of additional heart hospitals. Individual cash incentive awards are determined based upon the recommendations of the Chief Executive Officer reflecting his assessment of each executive officer's individual contributions to the Company's performance during the year.

OMNIBUS STOCK PLAN

         Pursuant to the Company's Omnibus Stock Plan, the Company may award its executive officers incentive stock options, nonqualified stock options, stock appreciations rights, restricted stock, performance awards or other stock-based awards. In fiscal 1996, grants of both incentive and non-qualified stock options were made upon the recommendation of the Chief Executive Officer based on his subjective evaluation of each individual's performance, including a recommendation respecting options to be granted to himself. The Chief Executive Officer makes recommendations with respect to the number of options to be granted and the recipients thereof based on his subjective evaluation of each individual's performance. The Committee makes the final decision upon the number of options which will be granted to individuals under the Omnibus Stock Plan. In fiscal 1996, options to purchase 467,448 shares of Common Stock were granted to all employees, including options to purchase 295,448 shares awarded to executive officers of which 77,671 were awarded to the Chief Executive Officer. The options granted to the Chief Executive Officer and the other Named Executive Officers in October 1995 were based upon an evaluation of their respective contributions to the Company's performance in fiscal 1995. Options granted to the Named Executive Officers in fiscal 1996 become exercisable in cumulative installments per year as set forth under "Executive Compensation."

         The Committee has recommended to the Board of Directors that long-term incentive compensation, primarily through the granting of additional stock options, be emphasized as a component of the Company's executive compensation program. Specifically, the Committee has recommended that in respect of any fiscal year in which the Company's earnings per share and other goals are achieved, the Company should award long term incentive compensation bonuses in the form of incentive stock options. The Committee has recommended that the aggregate number of shares issuable upon exercise of such grant of options in each fiscal year should be determined, based on the aggregate exercise price of such options, as a percentage of the aggregate base salaries of the Company's executive officers over a rolling three year period. The percentage, which is expected to vary from year to year, will be based upon a combination of the same factors the Committee intends to use to determine the aggregate amount of annual cash bonus awards to the Company's executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The cash compensation of Stephen R. Puckett, the Company's Chief Executive Officer, is determined pursuant to the terms of his employment agreement with the Company. See "Executive Compensation -- Employment Agreements." Mr. Puckett's employment agreement, which was entered into in 1991, provides for a minimum annual salary of $159,000, but further provides that Mr. Puckett shall be entitled to such salary increases and bonuses as the Board of Directors may approve from time to time. In fiscal 1996, Mr. Puckett earned a base annual salary of $192,344. Based on the Committee's subjective evaluation of Mr. Puckett's performance and contributions made to the achievement of the Company's objectives, the Compensation Committee approved a cash incentive bonus for Mr. Puckett in fiscal 1996 of $67,247.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION

         Under federal tax law, certain non-performance based executive compensation which is in excess of $1.0 million is not deductible by the Company. No executive officer of the Company received in fiscal 1996 any such compensation in excess of this limit, and, at this time, the Company does not expect that any executive officer of the Company will receive compensation in excess of this limit in fiscal 1997. Accordingly, the Committee did not take any action to comply with the new limit. It will continue to monitor this situation, however, and will take appropriate action if it is warranted in the future.

                                                       COMPENSATION COMMITTEE
                                                       W. Jack Duncan, Chairman
                                                       Patrick J. Welsh
                                                       Andrew M. Paul
                                                       John B. McKinnon

                                PERFORMANCE GRAPH

         The performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The following is a comparative performance graph which compares the percentage change of cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator and (b) the performance of a published industry index or peer group. The following graph compares the percentage change of cumulative total shareholder return on the Company's Common Stock with (a) the Center for Research in Securities Prices ("CSRP") Index for Nasdaq Stock Market (US Companies) (the "Broad Index") and
(b) CRSP Index for Nasdaq Health Services Stocks (the "Industry Group Index"). The graph begins on December 7, 1994, the date on which the Company's Common Stock first began trading on the Nasdaq Stock Market, and assumes the investment on such date of $100 in the Company's Common Stock, the Broad Index and the Industry Group Index and assumes that all dividends, if any, were reinvested at the time they were paid. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                          Among MedCath Incorporated --
                    Broad Index and the Industry Group Index
                From December 7, 1994 through September 30, 1996

                           [LINE GRAPH APPEARS HERE]


CRSP TOTAL RETURNS INDEX FOR:           12/7/94   9/30/95   9/30/96

MedCath Incorporated                       100     127.59    117.24
Nasdaq Stock Market (US Companies)         100     141.64    168.09
Nasdaq Health Services Stocks              100     109.09    142.57
(SIC 8000-8999 US & Foreign)

Notes:
     A. The lines represent index levels derived from compunded daily returns that include all dividends.
     B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
     C. If the interval, based on the fiscal year-end, is not a trading day, the preceding trading day ia used.
     D. The index level for all series was set to $100 on 12/7/94 (the date of the Company's Initial Public Offering).

                                   PROPOSAL 2


                        APPROVAL OF INCREASE OF NUMBER OF
                  SHARES OF COMMON STOCK RESERVED FOR ISSUANCE
                     UNDER THE COMPANY'S OMNIBUS STOCK PLAN

         On recommendation of the Compensation Committee, the Board of Directors has approved an amendment to the Company's Omnibus Stock Plan ("Omnibus Plan") increasing the number of shares reserved for issuance under the Omnibus Plan from 800,000 to 1,300,000 shares. As of December 20, 1996, options to purchase 708,948 shares had been granted under the Omnibus Plan leaving only 91,052 shares available for grants of options and other awards under the plan. On the same date, the closing price of the Common Stock as reported on the Nasdaq National Market was $16.125. The Board of Directors has approved the increase in the number of shares reserved for issuance under the Omnibus Plan to facilitate implementation of the Compensation Committee's recommendation that long-term incentive compensation, primarily through the granting of additional stock options, be an essential component of the Company's executive compensation program. The directors believe it is also in the best interests of the Company and the shareholders to have a sufficient number of shares available to permit the Company, when deemed necessary, to grant options under the Omnibus Plan to secure and retain the services of new key employees.

THE BOARD OF  DIRECTORS  UNANIMOUSLY  RECOMMENDS  A VOTE "FOR" THE  PROPOSAL  TO
APPROVE THE AMENDMENT TO THE OMNIBUS PLAN INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

         The material features of the Omnibus Plan are described briefly below.

GENERAL

         The Omnibus Plan is intended to encourage high levels of performance by the Company's officers and other key employees and to enable the Company to recruit, reward, retain and motivate employees of experience and ability on a basis competitive with industry practices. The Omnibus Plan is administered by the Compensation Committee, the members of which are appointed by the Board of Directors. Eligibility for awards under the Omnibus Plan are limited to employees of the Company and the amount of those awards are determined solely by the Compensation Committee; provided, however, no member of the Compensation Committee is eligible to receive an award under the Omnibus Plan. Awards under the Omnibus Plan may include incentive stock options or non-qualified stock options, stock appreciation rights, restricted stock, performance awards or other stock-based awards. The Compensation Committee also retains sole discretion to determine the terms and conditions of such awards, including the vesting schedule. The option price for incentive stock options issued under the Omnibus Plan may not be less than the fair market value of the Common Stock on the date of grant; however, the Compensation Committee may exercise discretion as to the exercise price per share of any non-qualified option awarded under the Omnibus Plan. The incentive stock options presently outstanding under the Omnibus Plan generally vest over four to five years and expire in ten years.

         The exercise price of options granted under the Omnibus Plan is payable in cash or, at the discretion of the Compensation Committee, in shares of Common Stock owned by the optionee having a fair market value equal to the exercise price, or through a combination of cash and shares of Common Stock. Option grants will require the withholding of any applicable taxes required to be withheld upon the exercise of an option.

CHANGE OF CONTROL CONSEQUENCES

         In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an award agreement, the Compensation Committee may, at its discretion, recommend that the Board of Directors take any of the following actions as a result of, or in anticipation of, any such event: (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award made pursuant to the Omnibus Plan;
(ii) offer to purchase any outstanding award made pursuant to the Omnibus Plan from the holder for its equivalent cash value, as determined by the Compensation Committee, as of the date of the Change of Control; or (iii) make adjustments or modifications to outstanding awards as the Compensation Committee deems appropriate. Through the exercise of its discretion, the Compensation Committee has provided, through the terms and conditions of individual award agreements or otherwise, that the time periods for purposes of vesting in all options granted under the Omnibus Plan to date will be accelerated in the event of a Change of Control.

         Under the Omnibus Plan, a "Change of Control" is defined as the earliest date on which either of the following events occur: (i) an individual, entity, or group acquires after the date the Omnibus Plan was approved by the Board of Directors, otherwise than directly from the Company, beneficial ownership of 20% or more of the outstanding Common Stock or voting power of the Company, provided that no such individual, entity or group shall be deemed to own beneficially any securities held by (a) the Company or any of its subsidiaries or (b) any employee benefit plan of the Company or any of its subsidiaries; or (ii) the persons who were directors of the Company on the date 30 days after the effective date of the Omnibus Plan, together with those who subsequently became directors of the Company and whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors who were directors on the date 30 days after the effective date of the Omnibus Plan, or directors whose nomination or election was approved as provided above (the "Continuing Directors"), shall cease to constitute a majority of the Board or of its successor by merger, consolidation or sale of assets. However, a majority of the Continuing Directors may approve any such event and determine that, for purposes of the Omnibus Plan, a Change of Control has not occurred.

         In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in a change in the Common Stock or an increase or decrease in the number of outstanding shares of Common Stock, the Compensation Committee may make appropriate adjustments in the Omnibus Plan and the then outstanding awards. The Board of Directors may amend the Omnibus Plan at any time and in any respect; provided, however, no amendment may be made without the approval of the shareholders of the Company if approval of such amendment is required in order that transactions in Company securities under the Omnibus Plan be exempt from the operation of Section 16(b) of the Exchange Act and if such amendment would (i) increase the number of shares of Common Stock which may be issued under the Omnibus Plan other than as a result of a change in capitalization; (ii) materially modify the requirements as to eligibility for participation; (iii) materially increase the benefits accruing to participants under the Omnibus Plan; or (iv) extend the duration of the Omnibus Plan beyond the date approved by the shareholders. The Board of Directors may terminate or suspend the Omnibus Plan and any or all awards thereunder at any time and for any reason to the extent permitted by law.

NEW PLAN BENEFITS

         The amounts of future option grants under the Omnibus Plan to (i) the Company's Chief Executive Officer; (ii) the Named Executive Officers; (iii) all current executive officers as a group; (iv) all current directors who are not executive officers as a group; and (v) all employees, including all officers who are not executive officers, as a group, are not determinable because, under the terms of the Omnibus Plan, such grants are made in the discretion of the Committee. Future option exercise prices are not determinable because they are based upon fair market value of the Company's Common Stock on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary only of the general tax principles applicable to awards under the Omnibus Plan under federal law as in effect on the date of this Proxy Statement.

         INCENTIVE STOCK OPTIONS. There are no tax consequences to the optionee upon the grant of an incentive stock option. There are no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Common Stock acquired are not disposed of within two years from the date the option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above described holding period requirements are met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons), is taxed as ordinary income and the Company will be entitled to a corresponding deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

         NON-QUALIFIED STOCK OPTIONS. There are no tax consequences to the optionee upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, taxable ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

         STOCK APPRECIATION RIGHTS. There are no tax consequences to the employee upon the grant of a stock appreciation right ("SAR"). Upon the exercise of an SAR, the holder will realize taxable ordinary income on the amount of cash received and the Company will be entitled to a corresponding federal income tax deduction.

         RESTRICTED STOCK. Unless the grantee of restricted stock makes the election described below, such grantee will not recognize income and the Company will not be allowed a deduction at the time such shares of restricted stock are granted. While the restrictions on the shares are in effect, a grantee will recognize compensation income equal to the amount of dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the excess fair market value of the shares on the date the restrictions are removed or lapse over the amount paid by the grantee for the shares will be ordinary income to the grantee and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the grantee will be taxable as capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a grantee's ordinary income will be determined as of the date of grant. In such case, the amount of ordinary income recognized by such a grantee and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid by the grantee for the shares. If such election is made and a grantee thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in such grantee's income.

         GENERAL TAX LAW CONSIDERATIONS. The preceding paragraphs are intended to be merely a summary of the most important federal income tax consequences concerning the grant of certain awards under the Omnibus Plan and the corresponding disposition of shares of Common Stock issued thereunder in existence as of the date of this Proxy Statement. Therefore, participants in the plans should review the current tax treatment with their individual tax advisors at the time of the grant, exercise, purchase or any other transaction relating to any award, purchase or underlying stock issued under the plans.


                                   PROPOSAL 3


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company, on the recommendation of the company's Audit Committee, has selected Ernst & Young LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending September 30, 1997. A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in their ownership of the Common Stock with the Commission. Officers, directors and greater than ten percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on its review of the copies of such reports received by the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders were complied with during the fiscal year ended September 30, 1996, except that: R. William Moore, Jr. and Lawrence J. Scott did not upon becoming executive officers of the Company file with the Commission, on a timely basis, the form required by Section 16(a) which reports such individual's beneficial ownership of the Common Stock. All of such forms have since been filed.


                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

         A shareholder intending to present a proposal at the 1998 Annual Meeting of Shareholders must deliver the proposal in writing to the attention of the Company's Secretary at the Company's principal offices at 7621 Little Avenue, Suite 106, Charlotte, North Carolina 28226 no later than September 30, 1997. It is suggested that proposals be submitted by certified mail-return receipt requested.


                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgement.

         The cost of preparing, printing and mailing this proxy statement to shareholders will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone without compensation by the Company other than their regular salaries. The Company's regularly retained investor relations firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone and mail. The Company may request banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.

                                              By Order of the Board of Directors


                                             /s/ Richard J. Post

                                              Richard J. Post
                                              Secretary

January 10, 1997

                                                                      Appendix A

                            MEDCATH INCORPORATED

                          PROXY SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF MEDCATH INCORPORATED

         The undersigned hereby appoints Stephen R. Puckett, David Crane and Lawrence J. Scott, and each of them, proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of MedCath Incorporated (the "Company"), to be held at 9:00 a.m., on February 19, 1997, at Raintree Country Club, 8600 Raintree Lane, Charlotte, North Carolina, and at any adjournments thereof, to vote the number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposals as specified below by the undersigned.

(1)      Election of Directors:

[ ] VOTE FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote for
   (except as marked to the contrary below).      all nominees listed below.

    Stephen R. Puckett   David Crane   Patrick J. Welsh   Andrew M. Paul
                       W. Jack Duncan   John B. McKinnon

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

-------------------------------------------------------------------------------

(2) Proposal to increase the number of shares of Common Stock reserved for issuance under the Company's Omnibus Stock Plan.

         [ ]    FOR        [ ]    AGAINST        [ ]   ABSTAIN

(3) Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending September 30, 1997.

         [ ]   FOR         [ ]    AGAINST        [ ]   ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY AND IN FAVOR OF THE OTHER PROPOSALS LISTED IN THIS PROXY. The proxies are also authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    If  signing  as   attorney,   administrator,
                                    executor,   guardian,   trustee   or   as  a
                                    custodian for a minor, please add your title
                                    as such.  If a  corporation,  please sign in
                                    full   corporate   name  and   indicate  the
                                    signer's office. If a partner, please sign in the partnership's name.

                                    X
                                     ------------------------------------------
                                    X
                                     ------------------------------------------
                                    Dated                                  ,1996
                                          ---------------------------------

                                                                      Appendix B

                              MEDCATH INCORPORATED

                               OMNIBUS STOCK PLAN,

                                   AS AMENDED

                              MEDCATH INCORPORATED
                               OMNIBUS STOCK PLAN


                                    ARTICLE I
                         NAME, PURPOSE, AND DEFINITIONS

         Section 1.1. NAME. The Plan shall be known as the "MedCath Incorporated Omnibus Stock Plan" (the "Plan").

         Section 1.2. PURPOSE. The purpose of the Plan is to benefit the Company, Subsidiaries, and their shareholders by encouraging and enabling key Employees of the Company or Subsidiaries to have a financial interest in the Company. The Plan is intended to aid the Company and Subsidiaries in attracting and retaining officers and key employees, to stimulate the efforts of those individuals, and to strengthen their desire to remain in the office or in the employ of the Company and Subsidiaries.

         Section 1.3. DEFINITIONS. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  (a) "AWARD" or "AWARDS" means an award granted pursuant to
         Article III.

                  (b) "AWARD AGREEMENT" means an agreement described in Article IV hereof entered into between the Company and a Participant, setting forth the terms, conditions, and limitations applicable to the Award granted to the Participant.

                  (c) "BENEFICIARY," with respect to a Participant, means (i) one or more persons as the Participant may designate as primary or contingent beneficiary in a writing delivered to the Company or Committee or, (ii), if there is no such valid designation in effect at the Participant's death, the Participant's spouse or, (iii) if the Participant is not married at the date of the Participant's death, the Participant's estate. This definition shall not, however, supersede or adversely affect, nor shall it be subject to, any definition or designation of beneficiary which may be included in any Award.

                  (d) "BOARD" means the Board of Directors of the Company as it may be comprised from time to time.

                  (e) "CODE" means the Internal Revenue Code of 1986, as amended
         from  time  to  time,  or  any  successor   statute,   and   applicable
         regulations.

                  (f) "COMMITTEE" means the committee appointed by the Board from among its members and shall be comprised of not less than two (2) persons. Unless and until otherwise appointed, the Committee shall be the Compensation Committee of the Board or any successor committee with substantially the same responsibilities if the members of that committee satisfy the requirements of the following sentence. A member of the Committee must not be an Employee and must not have received an Award during the one year period prior to service on the Committee.

                  (g) "COMPANY" means MedCath Incorporated, a North Carolina corporation, and any successor corporation.

                  (g) "DIRECTOR" means any individual who is a member of the Company's Board.

                  (h) "DISABILITY" shall mean the inability, in the opinion of the Company's group health insurance carrier (or claims processor, if applicable), of a Participant, because of injury or sickness, to work at a reasonable occupation which is available with the Participant's employer (the Company or a Subsidiary) or at any gainful occupation for which the Participant is or may become fitted.

                  (i) "EMPLOYEE" means any individual who is a salaried employee of the Company or any Subsidiary, whether or not he is a Director.

                  (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                  (k) "FAIR MARKET VALUE" means, with respect to shares of the Common Stock, (i) if the Common Stock is traded on the NASDAQ National Market or listed on a national securities exchange, the mean between the high and low prices per share reported by the NASDAQ National Market or a national securities exchange, as the case may be, on the relevant date, or, in the absence of trading on such date, on the next preceding day on which trading occurs; or (ii) if the Common Stock is not traded on the NASDAQ National Market or listed on a national securities exchange, the mean between the bid and asked prices per share last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the relevant date, or, in the absence of any bid and asked prices on that date, on the next preceding day for which there are such quotations; or (iii) if the Common Stock is not traded on the NASDAQ National Market or listed on a national securities exchange, and if quotations for the Common Stock are not reported by the National Association of Securities Dealers, Inc., the fair market value as determined by the Committee on the basis of available prices for the Common Stock or in such manner as the Committee shall agree.

                  (l) "INSIDER" means any person who is subject to Section 16 of the Exchange Act.

                  (m) "PARTICIPANT" means an Employee designated by the Committee to be eligible for an Award pursuant to this Plan.

                  (n) "RESTRICTED STOCK" means shares of Stock which have certain restrictions attached to the ownership thereof, which may be issued under Section 3.4.

                  (o) "RETIREMENT" means termination of employment with the Company or a Subsidiary for any reason other than death or Disability on or after age 65.

                  (p) "RULE  16b-3"  means  Rule  16b-3   promulgated   by  the
         Securities and Exchange Commission as now in force or as such regulation or successor regulation shall be hereafter amended.

                  (q) "SECTION 16" means Section 16 of the Exchange Act or any successor regulation and the rules promulgated thereunder as they may be amended from time to time.

                  (r) "STOCK" means shares of the common stock of the Company.

                  (s) "STOCK APPRECIATION RIGHT" means a right, the value of which is determined relative to the appreciation in value of shares of Stock, which may be issued under Section 3.3.

                  (t) "STOCK OPTION" means a right to purchase shares of Stock granted pursuant to Section 3.2 and includes Incentive Stock Options and Non-Qualified Stock Options as defined in Section 3.2(a).

                  (u) "SUBSIDIARY" means any corporation (other than the Company), in a unbroken chain of corporations beginning with the Company in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.


                                   ARTICLE II
                                   ELIGIBILITY

Awards may be granted to any Employee who is or class of Employees who are designated as Participants from time to time by the Committee; provided, however, that no member of the Committee shall be eligible to participate. The Committee shall determine which Employees shall be Participants, the types of Awards to be made to Participants, and the terms, conditions, and limitations applicable to the Awards.

                                   ARTICLE III
                                     AWARDS

         SECTION 3.1. GENERAL. Awards may include, but are not limited to, those described in this Article III, including its sections. The Committee may grant Awards singly, in tandem, or in combination with other Awards, as the Committee may in its sole discretion determine. Subject to the other provisions of this Plan, Awards also may be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other employee plan of the Company.

         SECTION 3.2. STOCK OPTIONS. A Stock Option is a right to purchase a specified number of shares of Stock at a specified price during such specified time as the Committee shall determine, subject to the following:

                  (a) An option granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code ("Incentive Stock Option") or of a type that does not comply with such requirements ("Non-Qualified Option").

                  (b) The exercise price per share of any Incentive Stock Option shall be no less than the Fair Market Value per share of the Stock subject to the option on the date such a Stock Option is granted. The exercise price per share of any Non-Qualified Option, however, may be less than the Fair Market Value per share of Stock subject to the option on the date such a Stock Option is granted.

                  (c) A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased.

                  (d) The exercise price of the Stock subject to the Stock Option may be paid in cash or, at the discretion of the Committee, may also be paid by the tender of shares of Stock already owned by the Participant, or through a combination of cash and shares of Stock, or through such other means that the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Stock will be issued or accepted.

         SECTION 3.3. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is a right to receive, upon surrender of the right, but without payment, an amount payable in cash and/or shares of Stock under such terms and conditions as the Committee shall determine, subject to the following:

                  (a) A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may be granted at the time of grant of the related Stock Option or at any time thereafter during the term of the Stock Option.

                  (b) The amount payable in cash and/or shares of Stock with respect to each right shall be equal in value to a percent of the amount by which the Fair Market Value per share of Stock on the exercise date exceeds the exercise price of the Stock Appreciation Right. The applicable percent shall be established by the Committee. The amount payable in shares of Stock, if any, is determined with reference to the Fair Market Value on the date of exercise.

                  (c) Stock Appreciation Rights issued in tandem with Stock Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon the exercise of the Stock Appreciation Right, the Participant shall surrender to the Company the underlying Stock Option. Stock Appreciation Rights issued in tandem with Stock Options shall automatically terminate upon the exercise of such Stock Options.

         SECTION 3.4. RESTRICTED STOCK. Restricted Stock is shares of Stock that are issued to a Participant and are subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. The Participant shall have, with respect to awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Stock.

         SECTION 3.5 PERFORMANCE AWARDS. Performance Awards may be granted under this Plan from time to time based on such terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards which are contingent upon the performance of all or a portion of the Company and/or subsidiaries or which are contingent upon the individual performance of the Participant. Performance Awards may be in the form of performance units, performance shares, and such other forms of performance Awards which the Committee shall determine. The Committee shall determine the performance measurements and criteria for such performance Awards.

         SECTION 3.6 OTHER AWARDS. The Committee may from time to time grant other Stock and Stock-based Awards under the Plan, including without limitation, those Awards pursuant to which shares of Stock are or may in the future be acquired, Awards denominated in Stock units, securities convertible into shares of Stock, and dividend equivalents. The Committee shall determine the terms and conditions of such other Stock and Stock-based Awards provided that such Awards shall not be inconsistent with the terms and purpose of this Plan.

                                   ARTICLE IV
                                AWARD AGREEMENTS

         SECTION 4.1 GENERAL. Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock or other security, Stock Appreciation Rights, or units subject to the Award and such other terms and conditions applicable to the Award as are determined by the Committee.

         SECTION 4.2 REQUIRED TERMS. In any event, Award Agreements shall include, at a minimum, explicitly or by reference, the following terms:

                  (a) Non-assignability. A provision that the Awards under the Plan shall not be assigned, pledged, or otherwise transferred except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised only by such Participant or by the Participant's guardian or legal representative.

                  (b) Termination of Employment. A provision describing the treatment of an Award in the event of the Retirement, Disability, death, or other termination of a Participant's employment with the Company, including but not limited to terms relating to the vesting, time for exercise, forfeiture, or cancellation of an Award in such circumstances.

                  (c) Rights of Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 8 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment, in which case, grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

                  (d) Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock or other securities of the Company, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock or other securities may be deducted from the payment to satisfy the obligation in full or in part as long as such withholding of shares does not violate any applicable laws, rules or regulations of federal, state, or local authorities. The number of shares to be deducted shall be determined by reference to the Fair Market Value of such shares of Stock on the applicable date.

                  (e)  Holding Period. In the case of an Award to an Insider:

                           (i) of an equity  security,  a provision  stating (or
                  the effect of which is to require) that such security must be held for at least six months (or such longer period as the Committee in its discretion specifies) from the date of acquisition; or

                           (ii) of a derivative  security with a fixed  exercise
                  price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; or

                           (iii) of a derivative security without a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date upon which such price is fixed to the date of disposition of the derivative security (other than by exercise or conversion) or its underlying equity security.

         SECTION 4.3 OPTIONAL TERMS. Award Agreements may include the following terms:

                  (a)  Replacement, Substitution, and Reloading.  Any provisions

                           (i) permitting the surrender of outstanding Awards or
                  securities held by the Participant in order to exercise or realize rights under other Awards, under similar or different terms (including the grant of reload options), or,

                           (ii)   requiring   holders  of  Awards  to  surrender
                  outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

                  (b) Other Terms. Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, deferrals, any requirements for continued employment with the Company or a Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a Change of Control as defined in Article VIII, or the price, amount, or value of Awards.

                                    ARTICLE V
                                 SHARES OF STOCK
                               SUBJECT TO THE PLAN

         SECTION 5.1 GENERAL. Subject to the adjustment provisions of Article VII hereof, the number of shares of Stock for which Awards may be granted under the Plan shall not exceed one million three hundred thousand (1,300,000) shares.

         SECTION 5.2 ADDITIONAL SHARES. Any unexercised or undistributed portion of the terminated, expired, exchanged, or forfeited Award or Awards settled in cash in lieu of shares of Stock shall be available for further Awards in addition to those available under Section 5.1 hereof.

         SECTION 5.3 COMPUTATION RULES. For the purpose of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards payable in shares of Stock or other securities, where appropriate:

                  (a) except as provided in subsection (e) hereof, each Stock Option shall be deemed to be the equivalent of the maximum number of shares that may be issued upon exercise of the particular Stock Option;

                  (b) except as provided in subsection (e) hereof, each other Stock-based Award payable in some other security shall be deemed to be equal to the number of shares to which it relates;

                  (c) except as provided in subsection (e) hereof, where the number of shares available under the Award is variable on the date it is granted, the number of shares shall be deemed to be the maximum number of shares that could be received under that particular Award;

                  (d) where one or more types of Awards (both of which are payable in shares of Stock or another security) are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, each joint Award shall be deemed to be the equivalent of the number of shares under the other; and

                  (e) each share awarded or deemed to be awarded under the preceding subsections shall be treated as shares of Stock, even if the Award is for a security other than Stock.

Additional rules for determining the number of shares of Stock granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

         SECTION 5.4 SHARES TO BE USED. The shares of Stock which may be issued pursuant to an Award under the Plan may be authorized but unissued Stock or Stock that may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.


                                   ARTICLE VI
                                 ADMINISTRATION

         SECTION 6.1 GENERAL. The Plan and all Awards pursuant thereto shall be administered by the Committee so as to permit the Plan to comply with Rule 16b-3. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

         SECTION 6.2 DUTIES. The Committee shall have the duty to administer the Plan, and to determine periodically the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

         SECTION 6.3 POWERS. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly, including without limitation the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security, Stock Appreciation Rights, or units granted, and the terms of any Award Agreements shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. In addition, the Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as those relate to Insiders including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

         SECTION 6.4 INTENT TO AVOID INSIDER TRADING. It is the intent of the Company that the Plan and Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 6.4, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to insiders.

                                   ARTICLE VII
                            ADJUSTMENTS UPON CHANGES
                                IN CAPITALIZATION

In the event of a reorganization, recapitalization, Stock split, Stock dividend, exchange of Stock, combination of Stock, merger, consolidation or any other change in corporate structure of the Company affecting the Stock, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Committee may make appropriate adjustment in the number, kind, price and value of shares of Stock authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.


                                  ARTICLE VIII
                               CHANGES OF CONTROL

         SECTION 8.1 GENERAL. In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its discretion, recommend that the Board of Directors take any of the following actions as a result of, or in anticipation of, any such event to assure fair and equitable treatment of the Plan Participants:

                  (a) accelerate time periods for purposes of vesting in, or realizing gain from, an outstanding Award made pursuant to the Plan;

                  (b) offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

                  (c) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Plan Participants following such Change of Control.

Any such action approved by the Board of Directors shall be conclusive and binding on the Company, a Subsidiary, and all Plan Participants.

         SECTION 8.2 DEFINITION OF CHANGE OF CONTROL. For the purposes of this Section, a "Change of Control" shall mean the earliest date on which either of the following events shall occur:

                  (a) An individual, entity, or group shall acquire after the date this Plan is approved by the Board, otherwise than directly from the Company, beneficial ownership of 20% or more of the outstanding common stock or voting power of the Company, provided that no such individual, entity or group shall be deemed to beneficially own any securities held by:

                           (i)     the Company or any of its subsidiaries, or

                           (ii) any employee benefit plan of the Company or any of its subsidiaries; or

                  (b) The persons who were directors of the Company on the date 30 days after the effective date of the Plan (Article XI), together with those who subsequently became directors of the Company and whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors who were directors on the date 30 days after the effective date of the Plan (Article XI), or directors whose nomination or election was approved as provided above (the "Continuing Directors"), shall cease to constitute a majority of the Board or of its successor by merger, consolidation, or sale of assets.

However, a majority of the Continuing Directors may approve any event described in Section 8.2(a) and determine that, for purposes of this Plan, a Change of Control has not occurred.


                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

         SECTION 9.1 AMENDMENT OF PLAN. The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, no amendment may be effective, without the approval of the shareholders of the Company, if approval of such amendment is required in order that transactions in Company securities under the Plan be exempt from the operation of Section 16(b) of the Securities Exchange Act of 1934 and if such amendment:

                  (a) increases the number of shares of Stock which may be issued under the Plan, except as provided for in Article VII;

                  (b) materially modifies the requirements as to eligibilit for participation;

                  (c) materially increases the benefits accruing to Participants under the Plan; or

                  (d) extends the duration beyond the date approved by the shareholders.

         SECTION 9.2 TERMINATION OF PLAN. The Company expressly reserves the right, at any time, to suspend or terminate the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any participating Subsidiary, Employee, or class of Employees.

         SECTION 9.3. EFFECTIVE DATE AND PROCEDURE FOR AMENDMENT OR TERMINATION. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall: (i) be made by the Company by formal action of the Board, (ii) be executed by an officer or person authorized to act on behalf of the Company, and (iii) not require the approval or consent of any Subsidiary, Participant, or Beneficiary in order to be effective to the extent permitted by law.


                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1 RIGHTS OF EMPLOYEES. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee or to eligible Employees generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person with or without cause.

         SECTION 10.2 COMPLIANCE WITH LAW. No certificate for Stock distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time to time or any successor statute, the Exchange Act and the requirements of the market systems or exchanges on which the Company's Stock may, at the time, be traded or listed.

         SECTION 10.3 UNFUNDED STATUS. The Plan shall be unfunded. Neither the Company nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

         SECTION 10.4 LIMITS ON LIABILITY. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any member of the Board of Directors or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan and that do not constitute willful misconduct. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board of Directors and the Committee from and against any and all liability, claims, demands, costs, an expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

         SECTION 10.5 SECTION REFERENCES. All references in this Plan to sections or articles shall refer to sections and articles of this Plan unless specifically noted otherwise.


                                   ARTICLE XI
                             EFFECTIVE DATE OF PLAN

This Plan shall become effective on the date, following adoption of the Plan by the Board, on which the Company first has a class of shares registered under
Section 12 of the Securities Exchange Act of 1934, as amended (15 U.S.C. '781) provided, however, the effectiveness of this Plan is subject to its approval and ratification by the shareholders of the Company within one year from the date of adoption hereof by the Company. The Committee shall have authority to grant Awards hereunder until one day before the ten year anniversary of the date of adoption of the Plan by the Board, subject to the ability of the Company to terminate the Plan as provided in Article IX.

                              MEDCATH INCORPORATED
                               OMNIBUS STOCK PLAN

                                Table of Contents

Section                                                                  Page

ARTICLE I -                Name, Purpose and Definitions                    1

1.1      Name                                                               1
1.2      Purpose                                                            1
1.3      Definitions                                                        1


ARTICLE II -               Eligibility                                      3


ARTICLE III -              Award                                            3

3.1      General                                                            3
3.2      Stock Options                                                      4
3.3      Stock Appreciation Rights                                          4
3.4      Restricted Stock                                                   5
3.5      Performance Awards                                                 5
3.6      Other Awards                                                       5


ARTICLE IV -               Award Agreements                                 5

4.1      General                                                            5
4.2      Required Terms                                                     5
4.3      Optional Terms                                                     7


ARTICLE V -                Shares of Stock Subject to the Plan              7

5.1      General                                                            7
5.2      Additional Shares                                                  7
5.3      Computation Rules                                                  7
5.4      Shares to be Used                                                  8


ARTICLE VI -               Administration

6.1      General                                                            8
6.2      Duties                                                             8
6.3      Powers                                                             8
6.4      Intent to Avoid Insider Trading                                    9


ARTICLE VII -              Adjustments Upon Changes in Capitalization       9


ARTICLE VIII -             Changes of Control                               9

8.1      General                                                            9
8.2      Definition of Change of Control                                   10


ARTICLE IX -               Amendment and Termination                       10

9.1      Amendment of Plan                                                 10
9.2      Termination of Plan                                               11
9.3      Effective Date and Procedure for Amendment or Termination         11


ARTICLE X -                Miscellaneous                                   11

10.1     Rights of Employees                                               11
10.2     Compliance with Law                                               11
10.3     Unfunded Status                                                   12
10.4     Limits On Liability                                               12
10.5     Section References                                                12


ARTICLE XI -               Effective Date of Plan                          12